Exhibit 10.46

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

MAXIMUM AMOUNT GUARANTEE CONTRACT

(the “Contract”)

Serial No.: JX Haining 2009 Personal Guarantee 062

Guarantor	:	Xiande Li (the “Guarantor”)
Identity No.	:	****
Resident Address	:
Telephone Number	:
Post Code	:
Cellphone Number	:
Fax Number	:

And

Creditor	:	Bank of China, Haining Branch (the “Creditor”, together with the Guarantor, the “Parties” and each, a “Party”)

Responsible Person	:	Zhongliang Jiang

Domicile Address	:	124-128 Wenyuannan Road, Haining City

Tel.	:	87295995

Fax	:	87225463

In order to ensure the performance of the debt under the main contract (the “Main Contract”) specified in Article 1 of this Contract, the Guarantor is willing to provide guarantee to the Creditor. This Contract is entered into by and between the Parties through equal negotiation. Unless otherwise provided herein, terms of this Contract shall be interpreted in accordance with the Main Contract.

****	Confidential material omitted and filed separately with the Commission.

ARTICLE 1 MAIN CONTRACT (Fill in the blank with true information and delete any provision not appropriate)

The Main Contract of this Contract is:

The Credit Line Agreement / General Agreement on Accredited Business numbered Haining 2009 authorized 088, any single agreement executed or to be executed under General Agreement on Accredited, and any amendment and supplement thereunder entered between Creditor and ZHEJIANG JINKO SOLAR CO., LTD. (the “Debtor”).

Any loan, trade financing, letter of guarantees, capital business and other accredited business contract or agreement, and its amendments or supplements (named jointly as the “Single Contract”) entered into by and between the Creditor and ZHEJIANG JINKO SOLAR CO., LTD. during the term from October 13, 2009 through October 12, 2010, and wherein stipulated that it is the main contract of this Contract.

ARTICLE 2 MAIN CREDITOR’S RIGHT & TERM OF OCCURRENCE

Unless otherwise stipulated by laws or agreed by the Parties, the creditor’s right occurring under the Main Contract during the following term shall constitute the main Creditor’s right under this Contract (Fill in the blank with true information and delete any provision not appropriate):

The Credit Line Agreement / General Agreement on Accredited Business numbered Haining 2009 authorized 088, any single agreement executed and or to be executed under General Agreement on Accredited, and any amendment and supplement thereunder as specified in Article 1 of this Contract.

The term from October 13, 2009 through October 12, 2010 as specified in Article 1 of this Contract.

ARTICLE 3 MAXIMUM AMOUNT OF GUARANTEED CREDITOR’S RIGHT

3.1.	The maximum amount of the balance of the principal of the creditor’s right guaranteed by this Contract is as follows:

Currency: RMB.

(In words): RMB Fifty Million.

(In Arabic Numerals): RMB50,000,000.00

3.2.

If the debt occurs in the term stipulated in Article 2 of this Contract and deemed as guaranteed by this Contract, any and all interests (including statutory interests, agreed interests, compound interests, and penalty interests), liquidated damages, damages, expense for the realizing the creditor’s right (including but not limited to legal costs, attorney fees, notary public fees, execution costs, etc.), losses arising due to the Debtor’s breach of contract, and other fees payable shall also be deemed as the guaranteed amount, the specific amount of which shall be determined at the time of the repayment.

The total amount fixed by Articles 3.1 and 3.2 is the maximum amount guaranteed by this Contract.

ARTICLE 4 FORM OF GUARANTEE

The form of guarantee for the purpose of this Contract shall be joint and several liability guarantee.

ARTICLE 5 OCCURRENCE OF GUARANTEE LIABILITIES

In the event that the Debtor fails to pay back the debt to the Creditor as per their agreement on any repayment due date or early repayment date as specified under the Main Contract, the Creditor may require the Guarantor to perform the guarantee liabilities.

The aforesaid repayment due date means the date when the principal, the interests or any other any payment agreed in the Contract is due; the aforesaid early repayment date means the payment date proposed by the Debtor and accepted by the Creditor, or the date the Creditor requires the Debtor to repay the principal, the interests or any other payment according to the stipulations of the Contract.

Any mortgage, pledge and guarantee under other contracts of the Main Contract shall not prejudice the creditor’s right under this Contract, and shall not be used by the Guarantor as a defense against the Creditor.

ARTICLE 6 GUARANTEE TERM

The guarantee term herein is two years from the expiration date of the term of occurrence as specified in Article 2 of this Contract.

Within the guarantee term, the Creditor may require the Guarantor to perform the guarantee liabilities in whole or in part, for multiple or a single sum, collectively or respectively.

ARTICLE 7 RELATIONSHIP BETWEEN THIS CONTRACT AND THE MAIN CONTRACT

If the Main Contract contains a Credit Line Agreement / General Agreement on Accredited Business, written consent from the Guarantor is needed for any extension made to the use period of credit line / business cooperation period. If the Guarantor’s consent is not obtained or the Guarantor dissents, the Guarantor shall only be responsible for the principal occurs in the original use period of credit line / business operation period and in the original scope of the maximum amount of guaranteed debt as stipulated in Article 3 of this Contract. The guarantee term remains unchanged.

No Guarantor’s consent is required for changes or modifications made to other content or items of the Credit Line Agreement / General Agreement on Accredited Business or to any single agreement thereof or to any single main contract. The Guarantor shall continue to undertake guarantee liabilities under the amended Main Contract as specified in Article 3 of this Contract.

Maximum amount of guarantee specified in Article 3 of this Contract may be changed in writing if Parties both agree.

No Guarantor’s consent is required when the Creditor entrust other institutions of Bank of China to perform the rights and obligations or transfer the main debt to a third party, and the Guarantor’s liabilities is not reduced or exempted.

ARTICLE 8 REPRESENTATIONS AND UNDERTAKINGS

The Guarantor hereby represents and undertakes that:

8.1.	The Guarantor has full and legitimate rights to sign and perform this Contract.

8.2.	The Guarantor fully understands the content of the Main Contract, executes and performs the Contract pursuant to the Guarantor’s genuine intention; the execution and performance of the Contract will not violate any other binding contracts, agreements or legal documents entered by the Guarantor.

8.3.	The files and materials concerning the Guarantor that the Guarantor provides to the Creditor directly or through the Debtor are accurate, authentic and valid.

8.4.	The Guarantor shall accept and fully cooperate with the Creditor’s supervision and examination on the Guarantor’s financial status.

8.5.	Guarantor has not concealed any material debt existing as of the date of the Contract from the Creditor.

8.6.	The Guarantor shall inform the Creditor immediately in the event of any conditions regarding the Guarantor’s financial status and perform ability, including but not limited to the transfer of material assets or equity interest, involvement in the material litigation and arbitration and lost of civil capacity.

ARTICLE 9 AUTHORIZATION OF PERSONAL INFORMATION

The Guarantor authorizes the Creditor to inquire about the Guarantor’s personal credit report in the personal credit information basic database of the People’s Bank of China when one of the following conditions occurs:

9.1.	When reviewing the Guarantor’s personal loan application;

9.2.	When reviewing the Guarantor’s personal security application;

9.3.	When administrating the Guarantor’s existing personal loan or personal security after the loan is issued;

9.4.	When reviewing the loan or security application from any legal entity or other organizations and the Guarantor is the legal representative or equity interest owner of the legal entity or other organizations.

The Guarantor also authorizes the Creditor to submit the Guarantor’s personal credit information to the personal credit information basic database of the People’s Bank of China.

ARTICLE 10 BREACH AND SETTLEMENT

10.1.	The Guarantor shall be deemed as breach of the Contract under any of the following circumstance:

10.1.1.	The Guarantor fails to perform the guarantee liabilities in a timely manner in accordance with this Contract;

10.1.2.	The Guarantor provides an untrue representation or violates the undertakings in this Contract;

10.1.3.	The Guarantor’s ability to perform this Contract is severely compromised by the occurrence of instances as specified under Section 8.6 of this Contract;

10.1.4.	The Guarantor has limited or no civil capacity;

10.1.5.	The Guarantor violates other stipulations regarding the Parties’ rights and obligations in this Contract;

10.1.6.	The Guarantor violates the stipulations of other guarantee between the Guarantor and the Creditor, or Guarantor and other institutions of Bank of China.

10.2.	When the aforesaid breach arise, the Creditor may take any or all measures as follows:

10.2.1.	Require the Guarantor to rectify the breach within time limit;

10.2.2.	Decrease, suspend or terminate all or part of the credit lines of the Guarantor;

10.2.3.	Suspend or terminate all or part of the business application of the Guarantor and other contracts between the Guarantor and Creditor; partly or totally suspend or terminate to grant and transact the unissued loan and trade financing;

10.2.4.	Declare that all or part of the unpaid loan/principal and interests of trade financing as well as other account payable to the Creditor under this Contract and other contracts between the Guarantor and the Creditor shall become due immediately;

10.2.5.	Terminate or withdraw this Contract, partly or totally terminate or withdraw other contracts between the Parties;

10.2.6.	Require the Guarantor to compensate the Creditor for the Creditor’s loss caused by the Creditor’s breach;

10.2.7.	The Creditor may deduct the amount equivalent to all or part of the debt owned to the Creditor by the Guarantor from by notice in advance or afterwards to the Guarantor. Any undue payment shall be deemed due ahead of schedule. If the currency in the Guarantor’s account is different from the applicable currency used by the Creditor in the business, Creditor may convert the currency in the account to the applicable currency used by the Creditor in the business according to the exchange rate as of the date of deduction.

10.2.8.	Other measures deemed necessary by the Creditor.

ARTICLE 11 RESERVATION OF RIGHT

No failure to exercise all or part of the right under this Contract or require the other Party to perform or assume all or part his obligation and responsibilities shall be deemed as a waiver of the right or release of the obligation and responsibilities.

No tolerance, grace or postponement of one Party to the other under this Contract may affect the rights under this Contract, or any laws and regulations, and may be deemed as a waiver of the right.

ARTICLE 12 ALTERATION, AMENDMENT OR TERMINATION

This Contract can be amended or modified in writing through negotiation of the Parties, and any amendment or modification shall be deemed as an integral part of this Contract.

This Contract may not be terminated until all the rights and obligations are preformed, unless otherwise stipulated in laws and regulations or agreed by the Parties.

No invalid terms in this Contract may affect the legal validity of other terms, unless otherwise stipulated in laws and regulations or agreed by the Parties.

ARTICLE 13 GOVERNING LAW AND DISPUTE SETTLEMENT

This Contract is governed by the laws of the People’s Republic of China.

Any dispute and controversy arising out of execution, performance of or in connection with this Contract shall be resolved through negotiation. In case negotiation fails to resolve the dispute, any Party may resolve the dispute and controversy in accordance with the method stipulated in the Main Contract.

In the course of dispute settlement, the Parties shall continue to perform other terms of this Contract that are not affected by the dispute.

ARTICLE 14 FEES

Unless otherwise provided in laws or agreed by both Parties, the Guarantor shall be responsible for all the fees (including attorney fees) arising from the execution and performing of this Contract or resolving the dispute under this Contract.

ARTICLE 15 APPENDIX

Any appendix agreed by both Parties is an integral part of this Contract, and shall have the same legal force with this Contract.

ARTICLE 16 MISCELLANEOUS

16.1.	Without the Creditor’s written consent, the Guarantor shall not assign or transfer any or all of the rights or obligations hereunder to the third party.

16.2.	If the Creditor entrusts other institutions of Bank of China to perform the rights and obligations for business need, the Guarantor shall agree to the entrustment. Other institutions of Bank of China authorized by the Creditor are entitled to all the rights under this Contract, and may submit any dispute under this Contract to the arbitration committee.

16.3.	This Contract is legally binding on both Parties and their successors and assignees without prejudice to other provisions of this Contract.

16.4.	Unless otherwise agreed by the Parties, the addresses provided in this Contract shall be deemed as the contact address of both Parties. If there is an alternation of the address of one Party, that Party shall immediately notify the other Party in writing.

16.5.	The title and business name in this Contract is used only for convenient reference, which shall not be used to interpret the terms or the rights and obligations of both Parties.

ARTICLE 17 EFFECTIVENESS

This Contract becomes effective upon the execution of the Parties.

This Contract shall be in triplicate, and each of the Guarantor, the Creditor and the Debtor holds one copy. Each copy has the same legal force.

Guarantor:	/s/ Xiande Li	Creditor:	/s/ Bank of China Shangrao Branch

10 (MM) 13 (DD) 2009 (YYYY)		10 (MM) 13 (DD) 2009 (YYYY)